Exhibit 99.2

THE TERMS AND CONDITIONS OF THE OFFERING ARE SET FORTH IN THE COMPANY’S PROSPECTUS DATED _________, 2024 (THE “PROSPECTUS”) AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM MACKENZIE PARTNERS, INC., THE INFORMATION AGENT, BY CALLING (212) 929-5500 (BANKERS AND BROKERS) OR (800) 322-2885 (ALL OTHERS) OR BY EMAIL AT RIGHTSOFFER@MACKENZIEPARTNERS.COM.

FORM OF INSTRUCTIONS AS TO USE OF FLEXSHOPPER, INC.

NON-TRANSFERABLE SERIES A RIGHTS CERTIFICATES

NON-TRANSFERABLE SERIES B RIGHTS CERTIFICATES

NON-TRANSFERABLE SERIES C RIGHTS CERTIFICATES

PLEASE CONSULT THE SUBSCRIPTION AGENT, INFORMATION AGENT, YOUR BANK OR BROKER FOR ANY QUESTIONS

The following instructions relate to the rights offering being conducted by FLEXSHOPPER, INC., a Delaware corporation, to holders of our common stock, series 1 convertible preferred stock and series 2 convertible preferred stock, as described in the Prospectus. Holders of our common stock, series 1 convertible preferred stock and series 2 convertible preferred stock, as of 5:00 p.m., Eastern time, on ___________, 2024 (the “Record Date”) are receiving, at no charge, (i) non-transferable subscription rights (the “Subscription Rights”) entitling such holders to purchase one unit of securities at a price equal to the lower of (x) an initial price of $____ or (y) an alternate price equal to 92.5% of the volume weighted average price (“VWAP”) of our common stock over the last three trading days prior to the expiration date of the Subscription Rights, rounded down to the nearest whole cent (the “Unit Subscription Price”) and an over-subscription privilege, which will be exercisable only if holder exercises his or her basic right in full and will entitle holder to purchase additional units for which other rights holders do not subscribe, subject to certain pro rata allocations and ownership limitations. Each unit will consist of one share of common stock, one series A common stock purchase right (“Series A Right”), one series B common stock purchase right (“Series B Right”) and one series C common stock purchase right (“Series C Right” and, collectively with the Series A Right and Series B Right, the “Series Rights”), with each of the Series Rights entitling the holder to purchase one share of our common stock. There are no over-subscription privileges for the Series Rights. The offering of the Subscription Rights and the Series Rights is referred to as the “offering.”

The Series Rights are exercisable commencing on their date of issuance at an exercise price equal to the higher of the (x) Unit Subscription Price or (y)(i) in the case of the Series A Rights, 90% of the VWAP of our common stock over the last three trading days prior to the expiration date of the Series A Rights, which is 30 days following the closing date of the subscription offering, but in any event not to exceed 150% of the Unit Subscription Price, (ii) in the case of the Series B Rights, 87.5% of the VWAP of our common stock over the last three trading days prior to the expiration date of the Series B Rights, which is 60 days following the closing date of the subscription offering, but in any event not to exceed 200% of the Unit Subscription Price, and (iii) in the case of the Series C Rights, 85% of the VWAP of our common stock over the last three trading days prior to the expiration date of the Series C Rights, which is 90 days following the closing date of the subscription offering, but in any event not to exceed 250% of the Unit Subscription Price, with the exercise price in each instance rounded down to the nearest whole cent. We will announce the Unit Subscription Price in a press release issued no later than 9:00 a.m., Eastern time, on the business day after the expiration date of the Subscription Rights.

Expiration Time – Series A Rights

THE SERIES A RIGHTS WILL EXPIRE AND WILL HAVE NO VALUE AT 5:00 P.M., EASTERN TIME, ON ______________, 2024 (“SERIES A RIGHT EXPIRATION DATE”) SUBJECT TO EXTENSION OR EARLIER TERMINATION. YOUR CERTIFICATE FOR YOUR SERIES A RIGHTS (THE “NON-TRANSFERABLE SERIES A RIGHTS CERTIFICATE”) AND PAYMENT OF THE INITIAL EXERCISE PRICE OF THE SERIES A RIGHTS (E.G., 150% OF THE UNIT SUBSCRIPTION PRICE) MUST BE RECEIVED BY THE SUBSCRIPTION AGENT ON OR BEFORE 5:00 P.M., EASTERN TIME, ON THE SERIES A RIGHT EXPIRATION DATE. ONCE YOU HAVE EXERCISED YOUR SERIES A RIGHTS, SUCH EXERCISE MAY NOT BE REVOKED OR CHANGED, EVEN IF YOU LATER LEARN INFORMATION THAT YOU CONSIDER TO BE UNFAVORABLE TO THE EXERCISE OF YOUR SERIES A RIGHTS. SERIES A RIGHTS NOT EXERCISED PRIOR TO 5:00 P.M., EASTERN TIME, ON THE SERIES A EXPIRATION DATE WILL EXPIRE WITHOUT VALUE.

If you do not exercise your Series A Rights prior to the Series A Expiration Date, your Series A Rights will expire and will no longer be exercisable. We will not be required to sell shares of common stock to you if the subscription agent receives your Non-Transferable Series A Rights Certificate or your payment after 5:00 p.m., Eastern time, on the Series A Right Expiration Date regardless of when the Non-Transferable Series A Rights Certificate and payment were sent. If you send your Non-Transferable Series A Rights Certificate and payment by mail, we recommend that you send them by registered mail, properly insured, with return receipt requested, and that a sufficient number of days be allowed to ensure delivery to the subscription agent and clearance of payment prior to the Series A Right Expiration Date or the date guaranteed payments are due under a notice of guaranteed delivery (as applicable). See “The Rights Offering—Expiration of the Offer” in the Prospectus.

Expiration Time – Series B Rights

THE SERIES B RIGHTS WILL EXPIRE AND WILL HAVE NO VALUE AT 5:00 P.M., EASTERN TIME, ON ______________, 2024 (“SERIES B RIGHT EXPIRATION DATE”) SUBJECT TO EXTENSION OR EARLIER TERMINATION. YOUR CERTIFICATE FOR YOUR SERIES B RIGHTS (THE “NON-TRANSFERABLE SERIES B RIGHTS CERTIFICATE”) AND PAYMENT OF THE INITIAL EXERCISE PRICE OF THE SERIES B RIGHTS (E.G., 200% OF THE UNIT SUBSCRIPTION PRICE) MUST BE RECEIVED BY THE SUBSCRIPTION AGENT ON OR BEFORE 5:00 P.M., EASTERN TIME, ON THE SERIES B RIGHT EXPIRATION DATE. ONCE YOU HAVE EXERCISED YOUR SERIES B RIGHTS, SUCH EXERCISE MAY NOT BE REVOKED OR CHANGED, EVEN IF YOU LATER LEARN INFORMATION THAT YOU CONSIDER TO BE UNFAVORABLE TO THE EXERCISE OF YOUR SERIES B RIGHTS. SERIES B RIGHTS NOT EXERCISED PRIOR TO 5:00 P.M., EASTERN TIME, ON THE SERIES B RIGHT EXPIRATION DATE WILL EXPIRE WITHOUT VALUE.

If you do not exercise your Series B Rights prior to the Series B Right Expiration Date, your Series B Rights will expire and will no longer be exercisable. We will not be required to sell shares of common stock to you if the subscription agent receives your Non-Transferable Series B Rights Certificate or your payment after 5:00 p.m., Eastern time, on the Series B Right Expiration Date, regardless of when the Non-Transferable Series B Rights Certificate and payment were sent. If you send your Non-Transferable Series B Rights Certificate and payment by mail, we recommend that you send them by registered mail, properly insured, with return receipt requested, and that a sufficient number of days be allowed to ensure delivery to the subscription agent and clearance of payment prior to Series B Right Expiration Date or the date guaranteed payments are due under a notice of guaranteed delivery (as applicable). See “The Right Offering—Expiration of the Offer” in the prospectus.

Expiration Time – Series C Rights

THE SERIES C RIGHTS WILL EXPIRE AND WILL HAVE NO VALUE AT 5:00 P.M., EASTERN TIME, ON ______________, 2024 (“SERIES C RIGHT EXPIRATION DATE”) SUBJECT TO EXTENSION OR EARLIER TERMINATION. YOUR CERTIFICATE FOR YOUR SERIES C RIGHTS (THE “NON-TRANSFERABLE SERIES C RIGHTS CERTIFICATE”) AND PAYMENT OF THE INITIAL EXERCISE PRICE OF THE SERIES C RIGHTS (E.G., 250% OF THE UNIT SUBSCRIPTION PRICE) MUST BE RECEIVED BY THE SUBSCRIPTION AGENT ON OR BEFORE 5:00 P.M., EASTERN TIME, ON THE SERIES C RIGHT EXPIRATION DATE. ONCE YOU HAVE EXERCISED YOUR SERIES C RIGHTS, SUCH EXERCISE MAY NOT BE REVOKED OR CHANGED, EVEN IF YOU LATER LEARN INFORMATION THAT YOU CONSIDER TO BE UNFAVORABLE TO THE EXERCISE OF YOUR SERIES C RIGHTS. SERIES C RIGHTS NOT EXERCISED PRIOR TO 5:00 P.M., EASTERN TIME, ON THE SERIES C EXPIRATION DATE WILL EXPIRE WITHOUT VALUE.

If you do not exercise your Series C Rights prior to the Series C Right Expiration Date, your Series C Rights will expire and will no longer be exercisable. We will not be required to sell shares of common stock to you if the subscription agent receives your Non-Transferable Series C Rights Certificate or your payment after 5:00 p.m., Eastern time, on the Series C Right Expiration Date regardless of when the Non-Transferable Series C Rights Certificate and payment were sent. If you send your Non-Transferable Series C Rights Certificate and payment by mail, we recommend that you send them by registered mail, properly insured, with return receipt requested, and that a sufficient number of days be allowed to ensure delivery to the subscription agent and clearance of payment prior to the Series C Right Expiration Date or the date guaranteed payments are due under a notice of guaranteed delivery (as applicable). See “The Right Offering—Expiration of the Offer” in the Prospectus.

If, at the expiration date of each of the respective Series Rights, the exercise price as determined is lower than the initial exercise price (e.g., 150%, 200% or 250% of the Unit Subscription Price for the Series A Right, Series B Right and Series C Right, respectively), any excess amount paid by a holder will be promptly returned to the holder, without interest or penalty.

The maximum number of shares of our common stock available for issuance in this offering is 70,000,000 shares. If at any time the issuance of shares pursuant to the exercise of the Subscription Rights or the Series Rights exceeds such share limitation, no additional shares will be issued, this offering will be terminated and any outstanding rights will immediately expire and the amount subscribed for by each holder will be proportionally reduced.

If you have any questions concerning this offering, please contact the Information Agent, MacKenzie Partners, Inc., by telephone at (212) 929-5500 (bankers and brokers) or (800) 322-2885 (all others) or by email at rightsoffer@mackenziepartners.com.

1. Method of Exercise—Exercise of Series Rights

For the Series Rights that you wish to exercise, please: (1) complete Form 1 of the applicable Non-Transferable Series Rights Certificate that you wish to exercise (see each of Non-Transferable Series Rights Certificate attached to these instructions); (2) sign Form 3 of the applicable Non-Transferable Series Rights Certificate; and (3) mail the properly completed and executed Non-Transferable Series Rights Certificate evidencing the exercise of the applicable Series Rights, together with the applicable payment for each Series Right exercised (e.g., 150%, 200% or 250% of the Unit Subscription Price for the Series A Rights, Series B Rights and Series C Rights, respectively) to the subscription agent, on or prior to the applicable expiration date. If at the expiration date of each of the Series Rights, the exercise price as determined above is lower than the initial price paid any excess subscription amount paid by a holder will be promptly returned to the holder, without interest or penalty.

Additionally, if the shares of common stock issued pursuant the exercise of the Series Rights are to be issued in a name other than that of the registered holder, or sent to an address other than that shown on the front of the Non-Transferable Series Rights Certificate, please complete Form 2 of the Non-Transferable Series Right Certificate being exercised and obtain a signature guarantee on Form 4 prior to mailing the applicable Non-Transferable Series Rights Certificate to the subscription agent, prior to the applicable expiration date. Payment of the initial exercise price will be held in escrow by an escrow agent retained by the subscription agent, on our behalf, in a segregated account.

(a) Method of Execution

(i) Execution by Registered Holder. Your signature on the applicable Non-Transferable Series Rights Certificate must correspond with the name of the registered holder exactly as it appears on the face of the Non-Transferable Series Rights Certificate without any alteration or change whatsoever. Persons who sign the Non-Transferable Series Rights Certificate in a representative or other fiduciary capacity must indicate their capacity when signing and, unless waived by the subscription agent in its sole and absolute discretion, must present to the subscription agent satisfactory evidence of their authority to so act.

(ii) Execution by Person Other than Registered Holder. If the Non-Transferable Series Rights Certificate is executed by a person other than the holder named on the face of the Non-Transferable Series Rights Certificate, proper evidence of authority of the person executing the Non-Transferable Series  Rights Certificate must accompany the same unless, for good cause, the subscription agent dispenses with proof of authority.

(iii) Signature Guarantees. If you completed any part of Form 4 of the Non-Transferable Series  Rights Certificate to provide that the common stock issued pursuant to your exercise of the applicable Series Rights to be (x) issued in a name other than that of the registered holder, or (y) sent to an address other than that shown on the front of the Non-Transferable Series  Rights Certificate, your signature in Form 3 must be guaranteed in Form 4 by an “Eligible Guarantor Institution,” as such term is defined in Rule 17Ad-15 of the Securities Exchange Act of 1934, such as a member firm of a registered national securities exchange or a member of the Financial Industry Regulatory Authority, Inc., or a commercial bank or trust company having an office or correspondent in the United States, or by a member of a Stock Transfer Association approved medallion program such as STAMP, SEMP or MSP, subject to standards and procedures adopted by the subscription agent.

(b) Method of Payment and Delivery

Registered holders may send to the subscription agent (a) payment of the full initial exercise price for the Series Rights being exercised (e.g., 150%, 200% or 250% of the Unit Subscription Price for the Series A Rights, Series B Rights and Series C Rights, respectively) (b) a properly completed and duly executed Non-Transferable Series Rights Certificate for the applicable Series Rights being exercised, which must be received by the subscription agent at the subscription agent’s offices set forth herein, at or prior to 5:00 p.m., Eastern time, on the applicable expiration date. A properly completed and duly executed Non-Transferable Series Rights Certificate for the Series Rights being exercised and full payment of the initial exercise price must be received by the subscription agent at or prior to 5:00 p.m., Eastern time, on the applicable expiration date unless the expiration date is extended by us.

All payments by a registered holder must be in U.S. dollars by certified check payable to the order of “Continental Stock Transfer & Trust Company, as the subscription agent for FlexShopper, Inc.” Payment also may be made by wire transfer to the account maintained by an escrow agent retained by Continental Stock Transfer & Trust Company, as subscription agent, for purposes of accepting subscriptions in this offering, with reference to the registered holder’s name. The subscription agent will deposit all funds received by it prior to the final payment date in escrow in a segregated account maintained by an escrow agent retained by the subscription agent on our behalf, pending pro-ration and distribution of the shares of common stock. If at the expiration date of each of the respective Series Rights, the final exercise price is lower than the initial exercise price, any excess amount paid by a registered holder, will be promptly returned to the registered holder, without interest or penalty.

Beneficiary Account Name: Continental Stock Transfer & Trust Company
Account Number:	________________________________
ABA/Routing number:	________________________________
Bank:	________________________________
________________________________
For Further Credit:	FlexShopper, Inc.
Account Number:	________________________________

Each Non-Transferable Series Rights Certificate and payments of the applicable exercise price (e.g., 150%, 200% or 250% of the Unit Subscription Price for the Series A Rights, Series B Rights and Series C Rights, respectively) must be delivered to the subscription agent by hand, or overnight courier or by first class mail to the below:

Continental Stock Transfer & Trust Company

1 State Street, 30th Floor

New York, NY 10004

Attn: Corporate Actions – FLEXSHOPPER, INC.

Delivery to an address or by a method other than those above will not constitute valid delivery.

2. Issuance of Common Stock

The following deliveries and payments will be made and/or issued to the address shown on the face of your Non-Transferable Series Rights Certificate, unless you provide instructions to the contrary in your Non-Transferable Series Rights Certificate.

(a)	Series Rights. As soon as practicable following the expiration of each of the Series Rights and the valid exercise of the Series Rights, we will issue to each holder exercising their Series Rights one share of common stock for each Series Right exercised in book-entry, or uncertificated form representing the shares of common stock purchased pursuant to the Series Rights.

(b)	Excess Cash Payments. As soon as practicable following the expiration date of each of the Series Rights and after all prorations and adjustments contemplated by the terms of the rights offering have been effected, any excess payments received in payment of the initial price will be mailed by the subscription agent to each holder of the Series Rights, without interest or penalty.

3. No Sale or Transfer of Series Rights

The Series Rights granted to you are non-transferable and, therefore, you may not sell, transfer or assign your Series Rights to anyone.

4. Special Provisions Relating to the Delivery of Series Rights through the Depository Trust Company

Banks, trust companies, securities dealers and brokers that hold shares of our common stock, series 1 convertible preferred stock and series 2 convertible preferred stock on the Record Date as nominee for more than one beneficial owner may, upon proper showing to the subscription agent, exercise such beneficial owner’s Series Rights through DTC on the same basis as if the beneficial owners were stockholders on the Record Date. Such nominee may exercise the Series Rights on behalf of the exercising beneficial owner through DTC’s PSOP Function on the “agents subscription over PTS” procedure by (1) providing a certification as to the aggregate number of Series Rights exercised by the beneficial owner on whose behalf such nominee is acting, and (2) instruct DTC to charge the nominee’s applicable DTC account for the subscription payment for the new units to facilitate the delivery of the full subscription payment to the subscription agent. DTC must receive the subscription instructions and payment for the Series Rights exercised no later than the applicable expiration date for each of the Series Rights exercised.

5. Form W-9

Each Series Rights holder who elects to exercise their Series Rights should provide the subscription agent with a correct Taxpayer Identification Number (TIN) on IRS Form W-9. See “Material U.S. Federal Income Tax Consequences — Information Reporting and Backup Withholding” in the Prospectus. Failure to provide the information on the form may subject such holder to a $50 penalty for each such failure and to 24% federal income tax withholding with respect to dividends (including deemed dividends) that may be paid by the Company on shares of its common stock, series 1 convertible preferred stock and series 2 convertible preferred stock. Foreign Persons are generally required to provide an appropriate IRS Form W-8 rather than IRS Form W-9 and may be subject to withholding on dividends (including deemed dividends) at a rate of up to 30%.